Cheswold Lane Funds
Exhibit 12(b) to Form N-CSR

I, Eric F. Scharpf, principal executive officer of Cheswold Lane Funds (the “Company”), hereby certify that to the best of my knowledge:

1.
The Form N-CSR of the Company for the period ended June 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the stated period.

By:	/s/ Eric F. Scharpf
Eric F. Scharpf
President and Chief Executive Officer
(Principal Executive Officer)

Date: September 5, 2014

I, Matthew H. Taylor, principal financial officer of Cheswold Lane Funds (the “Company”), hereby certify that to the best of my knowledge:

1.
The Form N-CSR of the Company for the period ended June 30, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the stated period.

By:	/s/ Matthew H. Taylor
Matthew H. Taylor
Executive Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer)

Date: September 5, 2014

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Cheswold Lane Funds for purposes of the Securities Exchange Act of 1934.